Exhibit 99.1

InfoSpace Announces Second Quarter Results

Posts Record Revenues of $95.8 Million

BELLEVUE, Wash. (August 2, 2006) – InfoSpace, Inc. (NASDAQ: INSP) today announced financial results for the three months ended June 30, 2006.

Revenues for the second quarter of 2006 were a record $95.8 million, reflecting an increase of $12.6 million or 15 percent over the second quarter 2005 and an increase of $5.5 million or six percent from the first quarter of 2006.

Net income for the second quarter of 2006 was $1.0 million, or $0.03 per diluted share, compared to net income of $16.3 million, or $0.44 per diluted share, in the second quarter of 2005. Net income in the second quarter of 2006 includes a $4.6 million deduction for stock-based compensation expense.

Cash, cash equivalents, and marketable investments at June 30, 2006, totaled $407.0 million, an increase of $11.5 million from March 31, 2006. At the end of the second quarter, the Company had no debt obligations.

“Our results were ahead of our expectations in the second quarter, primarily driven by growth in mobile media downloads and an increase in online monetization,” said Jim Voelker, chairman and chief executive officer of InfoSpace, Inc. “We are pleased with the strength of our online business and the growth in the number of users accessing our mobile products.”

Second Quarter Segment Information and Adjusted EBITDA

Mobile

Mobile revenues were $45.5 million in the second quarter of 2006, an increase of $8.4 million or 23 percent from the second quarter of 2005. Mobile segment gross profit totaled $17.5 million or 38 percent of mobile revenue for the second quarter of 2006.

Online

Online revenues were $50.4 million in the second quarter of 2006, an increase of $4.3 million or nine percent from the second quarter of 2005. Online segment gross profit was $32.3 million or 64 percent of online revenue for the second quarter of 2006.

Adjusted Earnings Before Interest, Taxes, Depreciation & Amortization (“Adjusted EBITDA”)

Adjusted EBITDA was $8.9 million in the second quarter of 2006, a decrease of $10.3 million from the second quarter of 2005 Adjusted EBITDA of $19.2 million. InfoSpace’s Adjusted EBITDA is calculated by adjusting GAAP net income to exclude the effects of income taxes, depreciation, amortization of intangible assets, stock-based compensation expense, and other income, net (including such items as interest income, litigation settlements, foreign currency gains or losses, and gains or losses from the disposal of assets), as detailed in the accompanying table to the condensed consolidated financial statements.

InfoSpace’s management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding certain expenses and gains that are not indicative of our core business operating results. InfoSpace believes that management and the investors benefit from referring to this non-GAAP financial measure in assessing InfoSpace’s performance. Adjusted EBITDA should be evaluated in light of the Company’s financial results prepared in accordance with GAAP. A table reconciling the Company’s Adjusted EBITDA to net income in accordance with GAAP accompanies the condensed consolidated financial statements in this release.

Outlook

The Company’s guidance excludes the potential impact of any future one-time gains or losses. The Adjusted EBITDA guidance below has been prepared in a manner consistent with the historical Adjusted EBITDA data provided above and in the accompanying table.

Third Quarter 2006 Outlook

For the third quarter of 2006, the Company expects revenue to be between $95 million and $97 million. The Company expects that Adjusted EBITDA will be between $3.5 million and $4.5 million, and a net loss between $2.5 million and $3.5 million or $0.08 and $0.11 per share. Included in the net loss outlook is the impact of approximately $6.5 million of stock-based compensation expense.

A conference call will be held today at 2 p.m. Pacific/ 5 p.m. Eastern. The live Webcast can be accessed in the Investor Relations section of the InfoSpace corporate Web site, at http://www.infospaceinc.com. A replay of the call will be available approximately one hour after the call through August 16, 2006, at 7:30 p.m. Pacific/ 10:30 p.m. Eastern.

All information in this release is as of August 2, 2006. InfoSpace undertakes no duty to update any forward-looking statements to actual results or changes in the Company’s expectations.

About InfoSpace, Inc.

A leading mobile media and technology company, InfoSpace, Inc. (NASDAQ: INSP) develops and distributes content, products and services that are creating a robust mobile marketplace and make it easy for consumers to discover, personalize and enjoy their experiences. Founded in 1996, InfoSpace leverages its online and mobile assets to potentially reach more than 90 percent of mobile subscribers in North America through partnerships with operators such as Cingular Wireless, Sprint, T-Mobile, Verizon Wireless, and Virgin Mobile and through its direct to consumer channel Moviso® (Moviso.com). The Company’s mobile portal services are also available to more than 60 percent of the U.S. market. Online, the Company showcases its leading metasearch technology though Web sites such as Dogpile® (Dogpile.com) and its comprehensive directory listings in such properties as Switchboard® (Switchboard.com). For more information, please visit www.infospaceinc.com.

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Source: InfoSpace, Inc.

Contacts:

Media:

Jeff Hasen, InfoSpace

425.201.8618

jeff.hasen@infospace.com

Investors:

Stacy Ybarra, InfoSpace

425.709.8127

stacy.ybarra@infospace.com

This release contains forward-looking statements relating to InfoSpace, Inc.’s products and services and future operating results that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward- looking. Forward-looking statements include without limitation statements regarding the projected results of the Company’s strategic plan and efforts to achieve long-term sustainable growth; projected financial performance for the Company for the third quarter of 2006; and material reductions of the reserve on its deferred tax asset. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect InfoSpace’s actual results include general economic, industry and market sector conditions, the progress and costs of the development of our products and services, the timing and extent of market acceptance of those products and services, our dependence on companies to distribute our products and services, the ability to successfully integrate acquired businesses and the successful execution of the Company’s strategic initiatives. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in InfoSpace’s most recent Annual Report on Form 10-K and quarterly reports on form 10-Q as filed from time to time, in the section entitled “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

InfoSpace, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	June 30, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$182,701	$153,013
Short-term investments, available-for-sale	222,612	222,360
Accounts receivable, net	64,555	71,661
Other receivables	3,564	3,972
Prepaid expenses and other current assets	10,397	12,639

Total current assets	483,829	463,645
Property and equipment, net	28,512	26,889
Long-term investments, available-for-sale	1,712	—
Goodwill	171,948	176,979
Other intangible assets, net	36,761	44,080
Deferred tax assets, net	22,235	25,000
Other long-term assets	9,101	6,786

Total assets	$754,098	$743,379

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,391	$11,585
Accrued expenses and other current liabilities	52,818	51,917
Short-term deferred revenue	2,991	2,474

Total current liabilities	65,200	65,976
Long-term liabilities:
Other liabilities and long-term deferred revenue	1,722	2,011
Deferred tax liabilities	5,390	10,421

Total long-term liabilities	7,112	12,432
Total liabilities	72,312	78,408
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	1,697,365	1,684,974
Accumulated deficit	(1,016,501)	(1,020,525)
Accumulated other comprehensive income	919	519

Total stockholders’ equity	681,786	664,971

Total liabilities and stockholders’ equity	$754,098	$743,379

Summary of cash and marketable investments:
Cash and cash equivalents	$182,701	$153,013
Short-term investments, available-for-sale	222,612	222,360
Long-term investments, available-for-sale	1,712	—

Cash and marketable investments	$407,025	$375,373

InfoSpace, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(Amounts in thousands, except per share data)

	Three months ended		Six months ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Revenues	$95,846	$83,181	$186,120	$170,203
Operating expenses: (1)
Content and distribution	46,121	34,864	87,733	69,694
Systems and network operations	7,880	4,899	14,988	9,312
Product development	12,467	7,596	21,775	14,967
Sales and marketing	12,567	7,030	22,130	14,902
General and administrative	12,547	9,729	26,633	20,334
Depreciation	3,457	1,941	6,774	3,715
Amortization of intangible assets	3,611	3,763	7,319	7,846

Total operating expenses	98,650	69,822	187,352	140,770

Operating income (loss)	(2,804)	13,359	(1,232)	29,433
Gain on equity investments, net	—	154	—	154
Other income, net (2)	4,723	2,838	8,595	82,992

Income before income taxes	1,919	16,351	7,363	112,579
Provision for income taxes (3)	(900)	(65)	(3,339)	(2,394)

Net income	$1,019	$16,286	$4,024	$110,185

Earnings per share - Basic	$0.03	$0.49	$0.13	$3.33

Weighted average shares outstanding used in computing basic net income per share	31,239	33,108	31,162	33,081

Earnings per share - Diluted	$0.03	$0.44	$0.12	$2.98

Weighted average shares outstanding used in computing diluted net income per share	32,931	36,720	32,925	37,024

(1)      Effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards 123(R), “Share-Based Payment,” which requires an enterprise to expense the fair value of an award of an equity instrument. Operating expenses includes $4.6 million and $8.7 million of stock compensation expense for the three and six months ended June 30, 2006, respectively, allocated among the following captions (in thousands):

	Three months ended June 30, 2006		Six months ended June 30, 2006
Systems and network operations	$464		$654
Product development	714		1,129
Sales and marketing	1,509		2,551
General and administrative	1,948		4,410

	$4,635		$8,744

(2)	Includes a net gain of $79.3 million in the six months ended June 30, 2005 from the settlement of certain litigation matters, comprised of proceeds of $83.2 million less related legal expenses.

(3)	In December 2005, the Company recognized a portion of its deferred tax assets related to its operating loss carryforwards. As a result, commencing in January 2006 the Company began recognizing income taxes. For the six months ended June 30, 2005, the Company recorded income taxes of $2.0 million related to the gain from the settlement of certain litigation matters.

InfoSpace, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Six months ended
	June 30, 2006	June 30, 2005
Operating activities:
Net income	$4,024	$110,185
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,093	11,561
Stock-based compensation expense	8,744	—
Deferred income taxes	2,765	(992)
Bad debt expense	67	318
Net gain on equity investment	—	(154)
Other	11	(90)
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	7,039	(5,038)
Other receivables	408	15,153
Prepaid expenses and other current assets	2,242	(2,380)
Other long-term assets	(2,315)	(1,699)
Accounts payable	(1,701)	(2,463)
Accrued expenses and other current and long-term liabilities	2,524	(743)
Deferred revenue	119	(2,021)

Net cash provided by operating activities	38,020	121,637
Investing activities:
Business acquisition, net of cash acquired	—	(26,364)
Purchases of property and equipment	(10,082)	(8,057)
Proceeds from the sale of assets and equity investments	33	194
Proceeds from sales and maturities of investments	231,263	106,232
Purchases of investments	(233,053)	(117,018)

Net cash used by investing activities	(11,839)	(45,013)
Financing activities:
Common stock repurchases	—	(10,101)
Proceeds from exercise of stock options	2,564	6,798
Proceeds from employee stock purchase plan	943	766

Net cash provided (used) by financing activities	3,507	(2,537)

Net increase in cash and cash equivalents	29,688	74,087
Cash and cash equivalents:
Beginning of period	153,013	85,245

End of period	$182,701	$159,332

InfoSpace, Inc.

Segment Information (1)

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Six months ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Mobile
Revenue	$45,473	$37,091	$89,617	$76,144
Content and distribution costs (2)	27,999	17,821	53,336	35,243

Gross profit	17,474	19,270	36,281	40,901
Gross profit margin	38.4%	52.0%	40.5%	53.7%
Online
Revenue	50,373	46,090	96,503	94,059
Content and distribution costs (2)	18,122	17,043	34,397	34,451

Gross profit	32,251	29,047	62,106	59,608
Gross profit margin	64.0%	63.0%	64.4%	63.4%
Total
Total segment revenue	95,846	83,181	186,120	170,203
Total segment content and distribution costs	46,121	34,864	87,733	69,694

Total segment gross profit	49,725	48,317	98,387	100,509
Total segment gross profit margin	51.9%	58.1%	52.9%	59.1%
Corporate
Operating expenses	40,826	29,254	76,782	59,515
Stock-based compensation expense (3)	4,635	—	8,744	—
Depreciation	3,457	1,941	6,774	3,715
Amortization of intangible assets	3,611	3,763	7,319	7,846
Gain on equity investments, net	—	(154)	—	(154)
Other income, net (4)	(4,723)	(2,838)	(8,595)	(82,992)
Provision for income taxes (5)	900	65	3,339	2,394

	48,706	32,031	94,363	(9,676)

Net income	$1,019	$16,286	$4,024	$110,185

(1)	In the six months ended June 30, 2006, the Company realigned its operations and, as a result, changed the way it presents its financial information to its chief operating decision maker to better reflect how management measures operating performance.

(2)	Amounts primarily include royalties and license fees related to the Company’s Mobile products and other content or data licenses, and primarily include revenue sharing arrangements with the Company’s Online distribution partners as well as online content and data licenses. Amounts do not include allocations for systems and network operations, product development, sales and marketing, general, administrative and overhead costs, depreciation and amortization expense, restructuring and other charges and non-operating gains and losses.

(3)	Effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards 123(R), “Share-Based Payment,” which requires an enterprise to expense the fair value of an award of an equity instrument.

(4)	Includes a net gain of $79.3 million in the six months ended June 30, 2005 from the settlement of certain litigation matters, comprised of proceeds of $83.2 million less related legal expenses.

(5)	In December 2005, the Company recognized a portion of its deferred tax assets related to its operating loss carryforwards. As a result, commencing in January 2006 the Company began recognizing income taxes. For the six months ended June 30, 2005, the Company recorded income taxes of $2.0 million related to the gain from the settlement of certain litigation matters.

InfoSpace, Inc.

Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measure

Adjusted EBITDA Reconciliation (1)

(Unaudited)

(Amounts in thousands)

	Three months ended		Six months ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Net income (2)	$1,019	$16,286	$4,024	$110,185
Depreciation	3,457	1,941	6,774	3,715
Amortization of intangible assets	3,611	3,763	7,319	7,846
Stock-based compensation expense (3)	4,635	—	8,744	—
Other income, net (4)	(4,723)	(2,838)	(8,595)	(82,992)
Provision for income taxes	900	65	3,339	2,394

Adjusted EBITDA	$8,899	$19,217	$21,605	$41,148

Adjusted EBITDA Reconciliation for Forward Looking Guidance

(Amounts in thousands)

	Ranges for the three months ended September 30, 2006
Net loss	$(3,500)	$(2,500)
Depreciation & amortization of intangible assets	7,500	7,300
Other income, net (4)	(4,100)	(4,700)
Stock-based compensation expense (3)	6,500	6,500
Provision for income taxes	(2,900)	(2,100)

Adjusted EBITDA	$3,500	$4,500

(1)	Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”) is a non-GAAP financial measure and is reconciled to net income, which the Company’s management believes to be the most comparable generally accepted accounting principles (“GAAP”) measure. Adjusted EBITDA results are calculated by adjusting GAAP net income to exclude the effects of income taxes, depreciation, amortization of intangible assets, stock-based compensation expense and other income, net (including such items as interest income, a gain from the settlement of certain litigation matters, foreign currency gains or losses, and gains or losses from the disposal of assets), as detailed above. The Company uses this non-GAAP financial measure for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period to period comparisons. The Company’s management believes that this non-GAAP financial measure is a common measure used by investors and analysts to evaluate its performance. This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the results of operations and trends affecting the Company’s business. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, income from continuing operations in accordance with GAAP.

(2)	As presented in the unaudited Condensed Consolidated Statements of Income.

(3)	Effective January 1, 2006, the Company has adopted the provisions of Statement of Financial Accounting Standards 123(R), “Share-Based Payment,” which requires an enterprise to expense the fair value of an award of an equity instrument.

(4)	Other income, net, primarily consists of the settlement of certain litigation matters, interest income, gains or losses from the disposal of assets, and foreign currency transaction gains or losses.